Exhibit 99.1

Bristol Myers Squibb and bluebird bio Present Data Highlighting
Anti-BCMA CAR T Cell Therapy, Ide-cel, in Relapsed and Refractory
Multiple Myeloma at ASH 2020

Longer-term data from Phase 1 CRB-401 study evaluating ide-cel in relapsed and refractory multiple myeloma show ongoing deep and durable responses and median overall survival of 34.2 months1

Analyses from pivotal KarMMa study show clinically meaningful health-related quality of life benefits with ide-cel and underscore the potential value of ide-cel in elderly patients and in patients with high-risk multiple myeloma2,3

PRINCETON, NJ. and CAMBRIDGE, Mass. (BUSINESS WIRE) – December 5, 2020 - Bristol Myers Squibb (NYSE: BMY) and bluebird bio (BLUE) today announced updated data evaluating the companies’ investigational B-cell maturation antigen (BCMA) directed chimeric antigen receptor (CAR) T cell therapy, idecabtagene viclueucel (ide-cel), were presented at the 62nd American Society of Hematology (ASH) Annual Meeting and Exposition. The data include longer-term updated results from the original Phase 1 CRB-401 study of ide-cel in relapsed and refractory multiple myeloma (RRMM), including the primary endpoint of safety and exploratory endpoints of progression-free survival (PFS) and overall survival (OS). Analyses of the pivotal registrational KarMMa trial will also be presented at the ASH meeting, including an analysis of health-related quality of life in patients with RRMM treated with ide-cel, and a subgroup analysis of outcomes for patients with high-risk RRMM. A subgroup analysis of elderly patients with RRMM treated with ide-cel in the KarMMa study were presented today. In addition, data from the ongoing Phase 1 CRB-402 study of bb21217, an investigational BCMA-directed CAR T cell therapy, were presented today at the meeting.
“Building on our experience in multiple myeloma, Bristol Myers Squibb is dedicated to delivering the promise of CAR T cell therapy to patients with relapsed and refractory multiple myeloma,” said Kristen Hege, senior vice president, Early Clinical Development, Hematology/Oncology and Cell Therapy, Bristol Myers Squibb. “Ide-cel and bb21217 are part of our broad cell therapy development program intended to bring transformative therapies to patients in need, and these data from different studies, including the longest follow-up for any anti-BCMA CAR T cell therapy from the original CRB-401 study and important analyses from our pivotal KarMMa trial, further underscore the potential of ide-cel to improve patient outcomes with durable responses and clinical benefits for patients with triple-class exposed multiple myeloma.”
“The breadth of data presented at ASH from across our studies underscores our commitment to the continued innovation of cell therapies for patients with multiple myeloma,” said David Davidson, M.D., chief medical officer, bluebird bio. “We are encouraged by the longer-term results from the Phase 1 CRB-401 study, showing consistency with the depth and durability of responses observed in the Phase 2 KarMMa study, and reinforcing the role of ide-cel as an important potential therapeutic option for patients with triple-class exposed multiple myeloma. Additionally, we are pleased to see the updated results from the Phase 1 CRB-402 study, which continue to suggest promising response rates and durability. As had been hoped, early data also suggest that enrichment of bb21217 for memory-like T cells may be associated with sustained response. We look forward to presenting additional data from across our ide-cel and bb21217 development programs in the future as we work to transform the treatment landscape for patients living with this devastating disease.”
Updated Results from CRB-401 Study of Ide-cel
In the Phase 1 CRB-401 study, 62 patients with heavily pretreated relapsed or refractory multiple myeloma were treated with ide-cel across dose levels of 50, 150, 450, or 800 × 106 CAR positive T cells (Presentation #131). The primary endpoint was safety, and secondary and exploratory endpoints included response rates, PFS, OS, and minimal residual disease (MRD).
Safety remained consistent with previously reported results from CRB-401. The most frequent adverse events (AEs) were neutropenia (92%), cytokine release syndrome (CRS; 76%), anemia (76%), and thrombocytopenia (74%). The most frequent Grade 3/4 AEs were neutropenia (89%), leukopenia (61%), anemia (57%), and thrombocytopenia (57%). Most CRS events were Grade 1 or 2. Four patients (7%) had Grade 3 CRS; there were no Grade 4 or 5 CRS events reported.1
Among 62 patients treated with ide-cel in this study, the overall response rate (ORR) was 76%, including 24 patients (39%) who achieved a complete response (CR). The median duration of response (DoR) was 10.3 months. Median PFS was 8.8 months and median OS was 34.2 months, with a median follow-up of 14.7 months. Full results from the CRB-401 study will be presented today in an oral presentation (Presentation #131).1
“The CRB-401 study continues to demonstrate the potential of ide-cel to provide deep and durable responses for heavily pre-treated relapsed and refractory multiple myeloma patients,” said Yin Lin, M.D., Ph.D., presenting author, associate professor of hematology at Mayo Clinic. “This longer-term data is also important as it reflects a meaningful median duration of response for hard-to-treat patients, further highlighting the importance of ide-cel as a potential innovative treatment for patients with significant unmet treatment needs.”

Analyses of Pivotal KarMMa Study: Subgroup Analyses of Ide-cel Outcomes in High-Risk and Elderly Patients and Health-Related Quality of Life
Ide-cel demonstrated deep and durable responses in the pivotal phase 2 KarMMa study of patients with triple-class exposed relapsed and refractory multiple myeloma. A subgroup analysis was conducted to assess outcomes of treatment with ide-cel across target dose levels of 150 to 450 × 106 CAR positive T cells in patients with poor prognosis, including those with extramedullary disease, high-risk cytogenetics, and high tumor burden.
In the analysis of 128 patients, ide-cel demonstrated deep and durable responses across the majority of subgroups, including those with the highest risk. The ORR and CR rate were ≥65% and ≥20%, respectively for the majority of high-risk subgroups. Additionally, in the majority of the high-risk subgroups, the median DoR was >9.2 months and the median PFS was >7.5 months. Results will be presented in a poster presentation on Monday, December 7 (Presentation #3234).2
A separate subgroup analysis was conducted to evaluate the outcomes of treatment with ide-cel in elderly patients (Presentation #1367). Multiple myeloma occurs most commonly among the older population, with a median age of 69 at diagnosis. Advanced age has been shown to negatively affect prognosis and limit treatment options.3

Of the 128 patients treated with ide-cel in the KarMMa study, 45 patients (35%) were aged ≥65 years and 20 patients (16%) were aged ≥70 years. Response rates for both age groups were comparable and consistent with the overall ide-cel treated population, across all target dose levels, with ORRs of 84% to 90% and CR rates of 31% to 35%.3
Likewise, median DoR among responders in both age groups (10.7 months in patients aged ≥65 years and 11.0 months in patients aged ≥70 years) was similar to that of the overall ide-cel treated population. Median PFS was 8.6 months (95% CI, 4.9-12.2) in patients aged ≥65 years and 10.2 months (95% CI, 3.1-12.3) in patients aged ≥70 years. Additionally, no new safety signals were observed.3
In an analysis of the impact of ide-cel treatment on health-related quality of life (HRQoL) measures in patients with relapsed and refractory multiple myeloma from the KarMMa study, ide-cel was associated with clinically meaningful QoL benefits without compromising any HRQoL domains (Presentation #437). Patients demonstrated a clinically meaningful improvement in most functioning and symptom scores from baseline to Month 3 through 15, with statistical significance (p<0.05) reached at various time points for different subscales throughout the follow-up period. Full results from the HRQoL analysis will be presented tomorrow, Sunday, December 6, in an oral presentation (Presentation #437).4

Phase 1 CRB-402 Study of bb21217
Updated safety and efficacy results from the ongoing Phase 1 study (CRB-402) of bb21217, an investigational BCMA-directed CAR T cell therapy being studied in patients with relapsed and refractory multiple myeloma, were also presented today in an oral presentation (Presentation #130). bb21217 uses the ide-cel CAR molecule and is cultured with the PI3 kinase inhibitor (bb007) to enrich for T cells displaying a memory-like phenotype with the intention of increasing the in vivo persistence of CAR T cells.
As of the September 1, 2020 cutoff date, 69 patients were treated with bb21217 and updated results include new data following the introduction of a manufacturing process change. The study has completed enrollment and follow-up is ongoing as data continue to mature and the durability of response at the RP2D is assessed.5

About ide-cel
Ide-cel is a B-cell maturation antigen (BCMA)-directed genetically modified autologous chimeric antigen receptor (CAR) T cell immunotherapy. The ide-cel CAR is comprised of a murine extracellular single-chain variable fragment (scFv) specific for recognizing BCMA, attached to a human CD8 α hinge and transmembrane domain fused to the T cell cytoplasmic signaling domains of CD137 (4-1BB) and CD3-ζ chain, in tandem. Ide-cel recognizes and binds to BCMA on the surface of multiple myeloma cells leading to CAR T cell proliferation, cytokine secretion, and subsequent cytolytic killing of BCMA-expressing cells.
Bristol Myers Squibb and bluebird bio’s broad clinical development program for ide-cel includes clinical studies (KarMMa-2, KarMMa-3, KarMMa-4) in earlier lines of treatment for patients with multiple myeloma, including newly diagnosed multiple myeloma. For more information visit clinicaltrials.gov.
Ide-cel is being developed as part of a Co-Development, Co-Promotion and Profit Share Agreement between Bristol Myers Squibb and bluebird bio.

Ide-cel is not approved for any indication in any geography.

About bb21217
bb21217 is an investigational BCMA-targeted CAR T cell therapy that uses the ide-cel CAR molecule and is cultured with the PI3 kinase inhibitor (bb007) to enrich for T cells displaying a memory-like phenotype with the intention of increasing the in vivo persistence of CAR T cells. bb21217 is being studied for patients with multiple myeloma in partnership between bluebird bio and Bristol Myers Squibb.
The companies’ clinical development program for bb21217 includes the ongoing Phase 1 CRB-402 study. CRB-402 is the first-in-human study of bb21217 in patients with relapsed and refractory multiple myeloma (RRMM), designed to assess safety, pharmacokinetics, efficacy and duration of effect. CRB-402 is a two-part (dose escalation and dose expansion), open-label, multi-site Phase 1 study of bb21217 in adults with RRMM. A total of 69 patients have been treated with bb21217 and the study has completed enrollment. For more information visit: clinicaltrials.gov using identifier NCT03274219.

bb21217 is not approved for any indication in any geography.

Bristol Myers Squibb: Creating a Better Future for People with Cancer
Bristol Myers Squibb is inspired by a single vision—transforming people’s lives through science. The goal of the company’s cancer research is to deliver medicines that offer each patient a better, healthier life and to make cure a possibility. Building on a legacy across a broad range of cancers that have changed survival expectations for many, Bristol Myers Squibb researchers are exploring new frontiers in personalized medicine, and through innovative digital platforms, are turning data into insights that sharpen their focus. Deep scientific expertise, cutting-edge capabilities and discovery platforms enable the company to look at cancer from every angle. Cancer can have a relentless grasp on many parts of a patient’s life, and Bristol Myers Squibb is committed to taking actions to address all aspects of care, from diagnosis to survivorship. Because as a leader in cancer care, Bristol Myers Squibb is working to empower all people with cancer to have a better future.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.
Celgene and Juno Therapeutics are wholly owned subsidiaries of Bristol-Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.
bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.
Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.
bluebird bio is a trademark of bluebird bio, Inc.

Bristol Myers Squibb Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that future study results will be consistent with the results to date, that idecabtagene viclueucel (ide-cel) may not receive regulatory approval for the indications described in this release in the currently anticipated timeline or at all and, if approved, whether such product candidate for such indications described in this release will be commercially successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of ide-cel and bb21217. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the possibility that the product candidates may not receive the FDA’s approval for the indication described in this release, and, if approved, may not be commercially successful; that the results observed in ongoing clinical trials and described in this release may not continue in additional clinical trials, that the product candidates may not receive marketing approval in the EU or in any jurisdictions outside of the US and the EU; and that the collaboration with Bristol Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Hyperlinks are provided as a convenience and for informational purposes only. Neither Bristol Myers Squibb nor bluebird bio bears responsibility for the security or content of external websites or websites outside of their respective control.

# # #

CONTACT:

Bristol Myers Squibb

Media Inquiries:
media@bms.com

Rose Weldon
rose.weldon@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com

bluebird bio

Media:
Victoria von Rinteln
617-914-8774
vvonrinteln@bluebirdbio.com

Investors:
Ingrid Goldberg
857-217-0490
igoldberg@bluebirdbio.com

References
1.Lin, Y., et al., Idecabtagene Vicleucel (ide-cel, bb2121), a BCMA-Directed CAR T Cell Therapy, in Patients with Relapsed and Refractor Multiple Myeloma: Updated Results from Phase 1 CRB-401 Study. American Society of Hematology Annual Meeting. Presentation #131.
2.Raje, N., et al., Idecabtagene Vicleucel (ide-cel, bb2121) in Relapsed and Refractory Multiple Myeloma: Analyses of High-Risk Subgroups in the KarMMa Study. American Society of Hematology Annual Meeting. Presentation #3234.
3.Berdeja, J., et al., Efficacy and Safety of Idecabtagene Vicleucel (ide-cel, bb2121) in Elderly Patients with Relapsed and Refractory Multiple Myeloma: KarMMa Subgroup Analysis. American Society of Hematology Annual Meeting. Presentation #1367.

4.Shah, N., et al., Secondary Quality-of-Life Domains in Patients with Relapsed and Refractory Multiple Myeloma Treated with the BCMA-Directed CAR T Cell Therapy Idecabtagene Vicleucel (ide-cel, bb2121): Results from the KarMMa Clinical Trial. American Society of Hematology Annual Meeting. Presentation #437.
5.Alsina, M., et al., Updated Results from the Phase 1 CRB-402 Study of Anti-BCMA CAR T Cell Therapy bb21217 in Patients with Relapsed and Refractory Multiple Myeloma: Correlation of Expansion and Duration of Response with T Cell Phenotypes. American Society of Hematology Annual Meeting. Presentation #130.